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                                                                   Exhibit 23.10


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Joint Registration Statement on Form S-8 of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our report dated January 17, 1997, except for Note 7, as to which the date is November 25, 1997, on our audit of the financial statements of Royal Palace Hotel Associates included in the Current Report on From 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated December 10, 1997.

                                          /s Coopers & Lybrand L.L.P.

Tampa, Florida
June 8, 1998